HAWKINS  ACCOUNTING

CERTIFIED  PUBLIC  ACCOUNTANT             17418  MONTEREY STREET,STE. 200
                                          MORGAN  HILL,  CA  95037
                                          (408)  776-8466  FAX  (408)  776-8975



CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the independent auditor for Silicon South, Inc., I hereby consent to the incorporation by reference in this Form SB-2 Statement of my report, relating to the audited financial statements and financial statement schedules of Silicon South, Inc. for the period July 31, 2001 report being dated September 7, 2001 included of Form SB-2 and the reviewed financial statements dated December 5, 2001 for the period of August 1, 2001 to October 31, 2001.


/s/  Hawkins  Accounting


February  22,  2002


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